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INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-83946 of American Axle & Manufacturing Holdings, Inc. on Form S-3 of our report dated January 23, 2002, appearing in the Current Report on Form 8-K dated March 12, 2002 of American Axle & Manufacturing Holdings, Inc., and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ Deloitte & Touche LLP



Detroit, Michigan
March 13, 2002